UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 15, 2009

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

(510) 651-4450
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2009, the Company’s Board of Directors elected Robert J. Hariri, M.D., Ph.D., as a director of WaferGen Bio-systems, Inc (the "Company").  At this time Dr. Hariri will not serve on any committee of the Board of Directors.  As a director of the Company, Dr. Hariri will receive the same compensation as other non-employee directors, namely:

•
Each non-employee director receives an initial option grant (the “Initial Grant”) of 40,000 stock options upon the director’s appointment to Board, with 50% of the options vested upon grant and the remaining 50% of the options vesting over one year with 25% of the options vesting every three months; and

•
Immediately following each annual meeting of the Company’s stockholders, each non-employee director who continues as a non-employee director following such annual meeting shall receive an award of 15,000 stock options (the “Subsequent Grant”) vesting over one year, with 25% of the option vesting every three months; provided that no Subsequent Grant shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months.

Each Initial Grant and each Subsequent Grant shall provide that in the event of a change in control of the Company, such option shall automatically become fully vested and no longer subject to forfeiture immediately prior to the specified effective date of such change in control. The exercise price for all Initial Grants and Subsequent Grants shall be the fair market value of the Company’s Common Stock in accordance with the terms of the Company’s stock incentive plan.

Also on May 15, 2009, Amjad Huda, the chief financial officer and treasurer of the Company, and Victor Joseph, the Company’s chief technology officer and secretary, resigned their positions as directors of the Company.  They will continue to serve as officers of the Company with the same positions.

The Company issued a press release in connection with the resignation of Messers. Huda and Joseph as directors and the election of Dr. Hariri as a director, as well as other leadership changes. A copy of this press release, which provides additional information about Dr. Hariri’s background and experience, is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

 (d)      Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date:  May 20, 2009                                                                           By:  /s/ Alnoor Shivji
      Name:  Alnoor Shivji
      Title:    Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                         Exhibit Description

 99.1                                    Press Release dated May 18, 2009